Exhibit 99.1

RealPage Reports Third Quarter 2016 Financial Results

RICHARDSON, Texas--(BUSINESS WIRE)--November 3, 2016--RealPage, Inc. (NASDAQ:RP), a leading provider of comprehensive property management software solutions for the multifamily, commercial, single-family and vacation rental housing industries, today announced financial results for the third quarter ended September 30, 2016 including total revenue of $148.0 million, an increase of 22% compared to the third quarter of 2015. Net income for the third quarter of 2016 increased to $4.2 million, or $0.05 per diluted share, compared to a net loss of $8.2 million, or $0.11 per diluted share, in the third quarter of 2015.

Third Quarter 2016 Financial Highlights

  Non-GAAP total revenue of $147.8 million, an increase of 22% year-over-year;
  Adjusted EBITDA of $33.0 million, an increase of 36% year-over-year and 230 basis points of Adjusted EBITDA margin expansion; and
  Non-GAAP net income of $15.4 million, or $0.20 in non-GAAP net income per diluted share, a year-over-year increase of 36% and 33%, respectively.

Comments on the News

“During the third quarter, RealPage again achieved strong operating results,” said Steve Winn, Chairman and CEO of RealPage. “Total revenue growth of 22% was driven primarily by strong subscription revenue growth of 24%, which represents 90% of total on demand revenue. With each quarter we get closer to achieving our vision for the rental housing market – one in which property owners and managers utilize our massive data repository and comprehensive solutions to fundamentally transform the operational and transactional elements of their businesses.”

Winn continued, “Our profit performance continues to exceed our expectations. Adjusted EBITDA margin expanded 230 basis points compared to the prior year quarter, driven primarily by efficiency gains across the business combined with ongoing acquisition synergies. As a result of this focus on efficiency, we are raising our full year 2016 profit expectations.”

2016 Financial Outlook1

“RealPage continued to deliver strong revenue growth and better than expected profitability in the third quarter of 2016,” said Bryan Hill, CFO and Treasurer of RealPage. “As we exit this year, we are confident in our progress toward our 2020 goal of $1 billion in revenue with a 30% adjusted EBITDA margin.”

RealPage management expects to achieve the following results during its calendar year ended December 31, 2016:

  Non-GAAP total revenue is expected to be in the range of $566.0 million to $569.0 million. This reflects an adjustment for the sale of certain assets to A Place For Mom® related to the company’s senior living referral services which were previously expected to contribute revenue of nearly $1.0 million during the fourth quarter of 2016;
  Adjusted EBITDA is expected to be in the range of $124.5 million to $126.0 million, an increase of $1.8 million compared to the midpoint from the company’s prior outlook provided on August 3, 2016;
  Non-GAAP net income per diluted share is expected to be in the range of $0.73 to $0.75, an increase of approximately $0.02 compared to the midpoint from the company’s prior outlook;
  Non-GAAP tax rate is expected to be approximately 40 percent; and
  Weighted average shares outstanding are expected to be approximately 77.9 million.

On October 26, 2016, the company entered into an agreement with A Place for Mom, Inc. pursuant to which RealPage sold certain assets associated with its senior living referral services, and the companies agreed to collaborate to improve lead transparency utilizing the nation’s leading referral service (A Place for Mom®) and RealPage’s senior living customer relationship management platform. The purchase price for the assets was $5.0 million, of which $4.5 million was paid to RealPage at closing and $0.5 million will be paid to RealPage within 90 days after closing subject to any claims that may arise under standard representations and warranties. As a result of the sale, the company recognized a pre-tax impairment charge of $0.8 million during the third quarter ended September 30, 2016.

1 Recently, the U.S. Securities and Exchange Commission staff issued new guidance regarding the use of non-GAAP financial measures. While the company has reconciled guidance as part of its “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” as set forth in this press release, the company believes that revising the guidance bullets mid-year during 2016 to present the GAAP equivalent may confuse our stockholders and the investment community. As a result, the company plans to present both the non-GAAP financial measure and the applicable GAAP financial measure in its guidance bullets beginning with the release of its fiscal year 2017 guidance.

Use of Non-GAAP Financial Measures

In the company’s earnings releases, conference call remarks, slide presentations, and webcasts, the company may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release. For such non-GAAP reconciliations, please reference this press release, the Investor Relations section of www.realpage.com, and the company’s most recent SEC filings.

Conference Call and Webcast

The Company will host a conference call at 5 p.m. EDT today to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast at www.realpage.com on the Investor Relations section. In addition, a live dial-in is available domestically at 866-807-9684 and internationally at 412-317-5415. A replay will be available at 877-344-7529 or 412-317-0088, passcode 10095648, until November 10, 2016.

About RealPage

RealPage, Inc. is a leading provider of comprehensive property management software solutions for the multifamily, commercial, single-family and vacation rental housing industries. These solutions help property owners increase efficiency, decrease expenses, enhance the resident experience and generate more revenue. Using its innovative SaaS platform, RealPage's on demand software enables easy system integration and streamlines online property management. Its product line covers the full spectrum of property management, leasing and marketing, asset optimization, and resident services solutions. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 12,000 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit http://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s expected, possible or assumed future results and RealPage’s long-term revenue and adjusted EBITDA margin goals. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in customer cancellations; (d) the inability to increase sales to existing customers and to attract new customers; (e) RealPage, Inc.’s failure to integrate acquired businesses and any future acquisitions successfully or to achieve expected synergies; (f) the timing and success of new product introductions by RealPage, Inc. or its competitors; (g) changes in RealPage, Inc.’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; and (j) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage Inc., including its Quarterly Report on Form 10-Q previously filed with the SEC on August 3, 2016. All information provided in this release is as of the date hereof and RealPage Inc. undertakes no duty to update this information except as required by law.

Explanation of Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These non-cash or non-recurring items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of RealPage and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that RealPage believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Non-GAAP Total Revenue” as total revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of its business operations in the period of activity and associated expense. Further, the company believes this measure is useful to investors as a way to evaluate the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Adjusted Gross Profit” as gross profit, plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, (3) amortization of intangible assets, (4) headquarters relocation costs, and (5) stock-based expense; and the company defines “Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net income (loss), plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, asset impairment, and the loss on disposal of assets, (3) amortization of intangible assets, (4) acquisition-related expense (income), (5) interest expense, net, (6) income tax expense (benefit), (7) litigation-related expense, (8) headquarters relocation costs, and (9) stock-based expense; and the company defines “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Product Development Expense” as product development expense, excluding (1) asset impairment and loss on disposal of assets, (2) headquarters relocation costs, and (3) stock-based expense; and the company defines “Non-GAAP Product Development Margin” as Non-GAAP Product Development Expense as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding (1) amortization of intangible assets, (2) headquarters relocation costs, and (3) stock-based expense; and the company defines “Non-GAAP Sales and Marketing Margin” as Non-GAAP Sales and Marketing Expense as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) asset impairment and loss on disposal of assets, (2) acquisition-related expense (income), (3) litigation-related expense, (4) headquarters relocation costs, and (5) stock-based expense; and the company defines “Non-GAAP General and Administrative Margin” as Non-GAAP General and Administrative Expense as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Operating Expense” as operating expense, excluding (1) asset impairment and loss on disposal of assets, (2) acquisition-related expense (income), (3) litigation-related expense, (4) headquarters relocation costs, and (5) stock-based expense; and the company defines “Non-GAAP Operating Expense Margin” as Non-GAAP Operating Expense as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support ongoing operations.

The company defines “Non-GAAP Operating Income” as operating income (loss), plus (1) acquisition-related and other deferred revenue, (2) asset impairment and loss on disposal of assets, (3) amortization of intangible assets, (4) acquisition-related expense (income), (5) litigation-related expense, (6) headquarters relocation costs, and (7) stock-based expense; and the company defines “Non-GAAP Operating Margin” as Non-GAAP Operating Income as a percentage of Non-GAAP Total Revenue. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Net Income” as net income (loss), plus (1) income tax expense, (2) acquisition-related and other deferred revenue, (3) asset impairment and loss on disposal of assets, (4) amortization of intangible assets, (5) acquisition-related expense (income), (6) litigation-related expense, (7) headquarters relocation costs, (8) stock-based expense, and (9) provision for income tax expense based on an assumed rate in order to approximate the company’s long-term effective corporate tax rate; and the company defines “Non-GAAP Net Income per Diluted Share” as Non-GAAP Net Income divided by weighted average diluted shares outstanding. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP On Demand Revenue” as total revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense. Further, the company believes that investors and financial analysts find this measure to be useful in evaluating the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Ending On Demand Units” as the number of rental housing units managed by our customers with one or more of our on demand software solutions at the end of the period. We use ending on demand units to measure the success of our strategy of increasing the number of rental housing units managed with our on demand software solutions. Property unit counts are provided to us by our customers as new sales orders are processed. Property unit counts may be adjusted periodically as information related to our customers’ properties is updated or supplemented, which could result in adjustments to the number of units previously reported.

The company defines “RPU,” or Revenue Per Unit, as Non-GAAP On Demand Revenue divided by average on demand units for the same period. For interim periods, the calculation is performed on an annualized basis. The company calculates average on demand units as the average of the beginning and ending on demand units for each quarter in the period presented. The company monitors this metric to measure its success in increasing the number of on demand software solutions utilized by its customers to manage their rental housing units, its overall revenue and profitability.

The company defines “ACV,” or Annual Client Value, as RPU multiplied by Ending On Demand Units. The company monitors this metric to measure its success in increasing the number of on demand units and the amount of software solutions utilized by its customers to manage their rental housing units. In addition, the company believes ACV provides a useful proxy for the annual run-rate value of on demand customer relationships.

The company excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to each excluded item:

  Non-GAAP tax rate – The company uses a non-GAAP tax rate of 40% to normalize the tax impact to its Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.
  Acquisition-related and other deferred revenue – These items are included to reflect deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense.
  Asset impairment and loss on disposal of assets – These items comprise gains (losses) on the disposal and impairment of long-lived assets, which are not reflective of the company’s ongoing operations. We believe exclusion of these items facilitates a more accurate comparison of the company’s results of operations between periods.
  Amortization of intangible assets – These items are amortized over their estimated useful lives and generally cannot be changed or influenced by the company after acquisition. Accordingly, these items are not considered by the company in making operating decisions. The company does not believe such charges accurately reflect the performance of its ongoing operations for the period in which such charges are incurred.
  Acquisition-related expense (income) – These items consist of direct costs incurred in our business acquisition transactions and the impact of changes in the fair value of acquisition-related contingent consideration obligations. We believe exclusion of these items facilitates a more accurate comparison of the results of the company’s ongoing operations across periods and eliminates volatility related to changes in the fair value of acquisition-related contingent consideration obligations.
  Litigation-related expense – This item relates to the company's litigation with Yardi Systems, Inc., including related insurance litigation and settlement costs. This significant and non-recurring litigation and related ancillary matters were resolved in the second quarter of 2014. The company believes that the costs incurred related to this litigation are not reflective of its ongoing operations.
  Headquarters relocation costs – These items consist of duplicative rent and other expenses related to the relocation of our corporate headquarters and data center. These costs are not reflective of the company’s ongoing operations due to their non-recurring nature.
  Stock-based expense – This item is excluded because these are non-cash expenditures that the company does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of its control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the company’s performance during the period in which the expenses are incurred.

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	September 30,	December 31,
	2016	2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$69,090	$30,911
Restricted cash	92,284	85,461
Accounts receivable, less allowance for doubtful accounts of $3,308 and $2,318 at September 30, 2016 and December 31, 2015, respectively	83,444	74,192
Prepaid expenses	11,286	8,294
Other current assets	7,866	23,085
Total current assets	263,970	221,943
Property, equipment, and software, net	122,119	82,198
Goodwill	261,768	220,097
Identified intangible assets, net	84,579	81,280
Deferred tax assets, net	15,456	12,051
Other assets	8,642	5,632
Total assets	$756,534	$623,201

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,041	$17,448
Accrued expenses and other current liabilities	44,201	28,294
Current portion of deferred revenue	81,852	84,200
Current portion of term loan, net	4,688	—
Client deposits held in restricted accounts	92,207	85,405
Total current liabilities	242,989	215,347
Deferred revenue	6,582	6,979
Revolving line of credit	—	40,000
Term loan, net	118,167	—
Other long-term liabilities	35,288	34,423
Total liabilities	403,026	296,749
Stockholders’ equity:
Preferred stock, $0.001 par value: 10,000,000 shares authorized and zero shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	—	—
Common stock, $0.001 par value: 125,000,000 shares authorized, 85,412,054 and 82,919,033 shares issued and 80,565,811 and 78,793,670 shares outstanding at September 30, 2016 and December 31, 2015, respectively	85	83
Additional paid-in capital	508,756	471,668
Treasury stock, at cost: 4,846,243 and 4,125,363 shares at September 30, 2016 and December 31, 2015, respectively	(28,117)	(24,338)
Accumulated deficit	(126,621)	(120,415)
Accumulated other comprehensive loss	(595)	(546)
Total stockholders’ equity	353,508	326,452
Total liabilities and stockholders’ equity	$756,534	$623,201

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue:
On demand	$140,883	$116,772	$400,904	$333,872
On premise	682	834	2,141	2,301
Professional and other	6,390	3,982	16,012	10,647
Total revenue	147,955	121,588	419,057	346,820
Cost of revenue(1) (2)	64,111	51,740	180,937	147,795
Gross profit	83,844	69,848	238,120	199,025
Operating expense:
Product development(1)	18,743	16,858	54,893	52,919
Sales and marketing(1) (2)	33,860	32,698	101,188	92,698
General and administrative(1)	21,677	13,424	61,955	51,797
Impairment of identified intangible assets	750	20,274	750	20,801
Total operating expense	75,030	83,254	218,786	218,215
Operating income (loss)	8,814	(13,406)	19,334	(19,190)
Interest expense and other, net	(1,064)	(391)	(2,846)	(1,048)
Income (loss) before income taxes	7,750	(13,797)	16,488	(20,238)
Income tax expense (benefit)	3,540	(5,605)	7,199	(7,120)
Net income (loss)	$4,210	$(8,192)	$9,289	$(13,118)

Net income (loss) per share attributable to common stockholders
Basic	$0.05	$(0.11)	$0.12	$(0.17)
Diluted	$0.05	$(0.11)	$0.12	$(0.17)
Weighted average shares used in computing net income (loss) per share attributable to common stockholders
Basic	76,823	76,564	76,615	76,772
Diluted	78,124	76,564	77,525	76,772

(1) Includes stock-based expense as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Cost of revenue	$929	$817	$2,506	$3,267
Product development	1,900	1,759	5,246	7,050
Sales and marketing	1,406	3,118	8,179	10,750
General and administrative	4,020	2,975	11,452	9,599
	$8,255	$8,669	$27,383	$30,666

(2) Certain amounts in the prior year periods have been reclassified to conform with current period presentation.

Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$4,210	$(8,192)	$9,289	$(13,118)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,052	11,913	40,874	33,787
Deferred taxes	3,104	(7,173)	5,424	(8,827)
Stock-based expense	8,255	8,669	27,383	30,666
Excess tax benefit from stock-based compensation	—	331	—	968
Loss on disposal and impairment of other long-lived assets	914	20,966	999	23,769
Acquisition-related consideration	(248)	(3,511)	(499)	(3,018)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations	14,236	(3,283)	21,654	4,287
Net cash provided by operating activities	44,523	19,720	105,124	68,514

Cash flows from investing activities:
Purchases of property, equipment, and software	(22,519)	(7,536)	(61,005)	(18,784)
Proceeds from disposal of property, equipment, and software	—	—	—	305
Acquisition of businesses, net of cash acquired	(95)	—	(71,400)	(45,450)
Purchase of cost-method investment	(3,000)	—	(3,000)	—
Net cash used in investing activities	(25,614)	(7,536)	(135,405)	(63,929)

Cash flows from financing activities:
Payments on and proceeds from debt, net	(905)	(6,143)	82,184	23,563
Payments of acquisition-related consideration	(2,140)	(875)	(4,876)	(2,109)
Issuance of common stock	8,131	1,431	16,139	2,900
Excess tax benefit from stock-based compensation	—	(331)	—	(968)
Purchase of treasury stock related to stock-based compensation	(1,600)	(1,682)	(3,779)	(5,619)
Purchase of treasury stock under share repurchase program	—	(15,309)	(21,244)	(30,455)
Net cash provided by (used in) financing activities	3,486	(22,909)	68,424	(12,688)
Net increase (decrease) in cash and cash equivalents	22,395	(10,725)	38,143	(8,103)
Effect of exchange rate on cash	7	(31)	36	(267)

Cash and cash equivalents:
Beginning of period	46,688	29,322	30,911	26,936
End of period	$69,090	$18,566	$69,090	$18,566

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO
COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by RealPage to describe its financial results determined in accordance with accounting principles generally accepted in the United States of America, or GAAP. An explanation of these measures is also included under the heading “Explanation of Non-GAAP Financial Measures.”

While the company believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and the company may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Non-GAAP Total Revenue
Set forth below is a presentation of the company’s “Non-GAAP Total Revenue.” Please reference the “Explanation of Non-GAAP Financial Measures” section.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue (GAAP)	$147,955	$121,588	$419,057	$346,820
Acquisition-related and other deferred revenue	(161)	(614)	(762)	(1,612)
Non-GAAP Total Revenue	$147,794	$120,974	$418,295	$345,208

Adjusted Gross Margin
Set forth below is a presentation of the company’s "Adjusted Gross Profit" and "Adjusted Gross Margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit (GAAP) (1)	$83,844	$69,848	$238,120	$199,025
Acquisition-related and other deferred revenue	(161)	(614)	(762)	(1,612)
Depreciation	2,834	2,431	8,580	7,269
Amortization of intangible assets	4,296	4,052	12,602	10,142
Headquarters relocation costs	760	—	2,023	—
Stock-based expense	929	817	2,506	3,267
Adjusted Gross Profit	$92,502	$76,534	$263,069	$218,091

Adjusted Gross Margin	62.6%	63.3%	62.9%	63.2%

Adjusted EBITDA
Set forth below is a presentation of the company’s "Adjusted EBITDA" and "Adjusted EBITDA Margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2016	2015	2016	2015
	Net income (loss) (GAAP)	$4,210	$(8,192)	$9,289	$(13,118)
	Acquisition-related and other deferred revenue	(161)	(614)	(762)	(1,612)
	Depreciation, asset impairment, and loss on disposal of assets	7,119	25,952	19,178	38,970
	Amortization of intangible assets	7,847	6,927	22,695	18,586
	Acquisition-related income	(266)	(3,310)	(332)	(1,653)
	Interest expense, net	1,079	391	2,888	966
	Income tax expense (benefit)	3,540	(5,605)	7,199	(7,120)
	Litigation-related expense	—	—	—	2
	Headquarters relocation costs	1,353	—	3,552	—
	Stock-based expense	8,255	8,669	27,383	30,666
	Adjusted EBITDA	$32,976	$24,218	$91,090	$65,687

	Adjusted EBITDA Margin	22.3%	20.0%	21.8%	19.0%

	Non-GAAP Product Development Expense
Set forth below is a presentation of the company’s "Non-GAAP Product Development Expense" and "Non-GAAP Product Development Margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2016	2015	2016	2015
	Product development expense (GAAP)	$18,743	$16,858	$54,893	$52,919
Less:	Asset impairment and loss on disposal of assets	—	532	—	1,333
	Headquarters relocation costs	211	—	541	—
	Stock-based expense	1,900	1,759	5,246	7,050
	Non-GAAP Product Development Expense	$16,632	$14,567	$49,106	$44,536

	Non-GAAP Product Development Margin	11.3%	12.0%	11.7%	12.9%

	Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s "Non-GAAP Sales and Marketing Expense" and "Non-GAAP Sales and Marketing Margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2016	2015	2016	2015
	Sales and marketing expense (GAAP) (1)	$33,860	$32,698	$101,188	$92,698
Less:	Amortization of intangible assets	3,551	2,875	10,093	8,444
	Headquarters relocation costs	220	—	574	—
	Stock-based expense	1,406	3,118	8,179	10,750
	Non-GAAP Sales and Marketing Expense	$28,683	$26,705	$82,342	$73,504

	Non-GAAP Sales and Marketing Margin	19.4%	22.1%	19.7%	21.3%

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s "Non-GAAP General and Administrative Expense" and "Non-GAAP General and Administrative Margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2016	2015	2016	2015
	General and administrative expense (GAAP)	$21,677	$13,424	$61,955	$51,797
Less:	Asset impairment and loss on disposal of assets	164	160	249	1,635
	Acquisition-related income	(266)	(3,310)	(332)	(1,653)
	Litigation-related expense	—	—	—	2
	Headquarters relocation costs	162	—	414	—
	Stock-based expense	4,020	2,975	11,452	9,599
	Non-GAAP General and Administrative Expense	$17,597	$13,599	$50,172	$42,214

	Non-GAAP General and Administrative Margin	11.9%	11.2%	12.0%	12.2%

	Non-GAAP Operating Expense
Set forth below is a presentation of the company’s "Non-GAAP Operating Expense" and "Non-GAAP Operating Expense Margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2016	2015	2016	2015
	Operating expense (GAAP) (1)	$75,030	$83,254	$218,786	$218,215
Less:	Asset impairment and loss on disposal of assets	914	20,966	999	23,769
	Amortization of intangible assets	3,551	2,875	10,093	8,444
	Acquisition-related income	(266)	(3,310)	(332)	(1,653)
	Litigation-related expense	—	—	—	2
	Headquarters relocation costs	593	—	1,529	—
	Stock-based expense	7,326	7,852	24,877	27,399
	Non-GAAP Operating Expense	$62,912	$54,871	$181,620	$160,254

	Non-GAAP Operating Expense Margin	42.6%	45.4%	43.4%	46.4%

	Non-GAAP Operating Income
Set forth below is a presentation of the company’s "Non-GAAP Operating Income" and "Non-GAAP Operating Margin." Please reference the "Explanation of Non-GAAP Financial Measures" section.

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2016	2015	2016	2015
	Operating income (loss) (GAAP)	$8,814	$(13,406)	$19,334	$(19,190)
	Acquisition-related and other deferred revenue	(161)	(614)	(762)	(1,612)
	Asset impairment and loss on disposal of assets	914	20,966	999	23,769
	Amortization of intangible assets	7,847	6,927	22,695	18,586
	Acquisition-related income	(266)	(3,310)	(332)	(1,653)
	Litigation-related expense	—	—	—	2
	Headquarters relocation costs	1,353	—	3,552	—
	Stock-based expense	8,255	8,669	27,383	30,666
	Non-GAAP Operating Income	$26,756	$19,232	$72,869	$50,568

	Non-GAAP Operating Margin	18.1%	15.9%	17.4%	14.6%

Non-GAAP Net Income
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income (loss) (GAAP)	$4,210	$(8,192)	$9,289	$(13,118)
Income tax expense (benefit)	3,540	(5,605)	7,199	(7,120)
Income (loss) before income taxes	7,750	(13,797)	16,488	(20,238)

Acquisition-related and other deferred revenue	(161)	(614)	(762)	(1,612)
Asset impairment and loss on disposal of assets	914	20,966	999	23,769
Amortization of intangible assets	7,847	6,927	22,695	18,586
Acquisition-related income	(266)	(3,310)	(332)	(1,653)
Litigation-related expense	—	—	—	2
Headquarters relocation costs	1,353	—	3,552	—
Stock-based expense	8,255	8,669	27,383	30,666
Non-GAAP income before income taxes	25,692	18,841	70,023	49,520
Assumed rate for income tax expense (2)	40.0%	40.0%	40.0%	40.0%
Assumed provision for income tax expense	10,277	7,536	28,010	19,808
Non-GAAP Net Income	$15,415	$11,305	$42,013	$29,712

Net income (loss) per share - diluted	$0.05	$(0.11)	$0.12	$(0.17)
Non-GAAP Net Income per Diluted Share	$0.20	$0.15	$0.54	$0.38

Weighted average outstanding shares - basic (4)	76,823	76,564	76,615	76,772
Weighted average outstanding shares - diluted (4)	78,124	77,063	77,525	77,375

Non-GAAP On Demand Revenue, Ending On Demand Units, RPU and ACV
Set forth below is a presentation of the company’s "Non-GAAP On Demand Revenue," "Ending On Demand Units," "RPU," and "ACV." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
On demand revenue (GAAP)	$140,883	$116,772	$400,904	$333,872
Acquisition-related and other deferred revenue	(161)	(614)	(762)	(1,612)
Non-GAAP On Demand Revenue	140,722	116,158	400,142	332,260

Ending On Demand Units	11,251	10,406	11,251	10,406
Average on demand units	11,196	10,354	11,016	9,995

RPU	$50.28	$44.87	$48.43	$44.32

ACV	$565,700	$466,917

Non-GAAP Net Income Guidance
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share" guidance for the fourth quarter and the year ended December 31, 2016. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the Twelve Months Ended
	December 31, 2016
	Low (3)	High (3)
Non-GAAP net income:
Net income (GAAP)	$13,600	$14,800
Income tax expense	10,580	11,480
Income before income taxes	24,180	26,280

Acquisition-related and other deferred revenue	(950)	(950)
Asset impairment and loss on disposal of assets	1,000	1,000
Amortization of intangible assets	30,600	30,500
Acquisition-related income	(330)	(330)
Headquarters relocation costs	3,700	3,600
Stock-based expense	37,200	37,100
Non-GAAP income before income taxes	95,400	97,200
Assumed rate for income tax expense (2)	40.0%	40.0%
Assumed provision for income tax expense	38,160	38,880
Non-GAAP net income	$57,240	$58,320

Net Income per Diluted Share	$0.17	$0.19
Non-GAAP Net Income per Diluted Share	$0.73	$0.75

Weighted average outstanding shares - diluted (4)	77,900	77,900

Adjusted EBITDA Guidance
Set forth below is a presentation of the company’s "Adjusted EBITDA" guidance for the fourth quarter and the year ended December 31, 2016. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the Twelve Months Ended
	December 31, 2016
	Low (3)	High (3)
Adjusted EBITDA:
Net income (GAAP)	$13,600	$14,800
Acquisition-related and other deferred revenue	(950)	(950)
Depreciation, asset impairment, and loss on disposal of assets	26,000	25,800
Amortization of intangible assets	30,600	30,500
Acquisition-related income	(330)	(330)
Interest expense, net	4,100	4,000
Income tax expense	10,580	11,480
Headquarters relocation costs	3,700	3,600
Stock-based expense	37,200	37,100
Adjusted EBITDA	$124,500	$126,000

(1) Certain amounts in prior periods of 2015 have been reclassified to conform with current period presentation.

(2) A 40.0% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.

(3) Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law. See additional discussion under "Cautionary Statement Regarding Forward-Looking Statements" above.

(4) For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

CONTACT:
RealPage, Inc.
Investor Relations
Rhett Butler, 972-820-3773
rhett.butler@realpage.com